UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

March 20, 2025
Date of Report (Date of earliest event reported)

Everi Holdings Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-32622	20-0723270
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7250 S. Tenaya Way, Suite 100, Las Vegas, Nevada 89113
(Address of principal executive offices) (Zip Code)

(800) 833-7110
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐                Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐                Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐                Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐                Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	EVRI	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company   ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 20, 2025, Everi Holdings Inc. (the “Company”) entered into an Executive Chair Agreement (the "Agreement") to reappoint Michael D. Rumbolz to serve in the role of Executive Chair of the Board of Directors (the "Board") of the Company, effective April 1, 2025. Mr. Rumbolz’s Agreement with the Company shall continue on a month-to-month basis thereafter, terminable upon 30 days’ notice by either party or upon Executive Chair’s earlier death, incapacity, removal or resignation. Mr. Rumbolz has served as Executive Chair of the Board since April 1, 2022.

Under the Agreement, Mr. Rumbolz will receive the following remuneration for services to be rendered by the Executive Chair: (i) Cash compensation of $12,500 each month; (ii) A discretionary cash bonus of $50,000, based on the achievement of certain criteria as shall be approved by the Board, in accordance with the customary practices of the Company, and so long as Mr. Rumbolz remains engaged as Executive Chair on December 31, 2025; and (iii) Equity compensation with an award valued at approximately $205,000, subject to the approval of the Compensation Committee of the Board, in accordance with customary timing and practices related to the granting of equity awards under the Company's Amended and Restated 2014 Equity Incentive Plan to Directors and Officers of the Company, provided that the closing (the “Closing”) of the proposed transaction contemplated by the Agreement and Plan of Merger entered into by Everi Holdings Inc., International Game Technology PLC, Voyager Parent, LLC and the other parties thereto (the “Merger Agreement”) is consummated following the first anniversary of the grant date. In the event the Closing occurs prior to the one-year anniversary of the grant date, Mr. Rumbolz will retain the Pro-Rata Portion (as defined in Section 5.3(b)(vii)(A) of the Merger Partner Disclosure Letter to the Merger Agreement) of the equity award and the remaining portion of such award shall be forfeited.

In consideration for the Company's undertakings and obligations under this Agreement, among other considerations, Mr. Rumbolz will be subject to a non-competition covenant, which provides for a period of one year and a non-solicitation covenant, which provides for a period of two years, after the termination of Mr. Rumbolz's employment with the Company.

Item 9.01 Financial Statements and Exhibits.
(d)    Exhibits

Exhibit Number	Description
10.1	Executive Chair Agreement with Mr. Rumbolz effective April 1, 2025.
104	Cover Page Interactive Data File (the Cover Page Interactive Data File is embedded within the Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EVERI HOLDINGS INC.

Date: March 21, 2025	By:	/s/ Todd A. Valli
	Name:	Todd A. Valli
	Title:	Senior Vice President, Chief Accounting Officer